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                             Telephone Access, Inc.
                             1018 West Ninth Avenue
                       King of Prussia, Pennsylvania 19406



                                  April 1, 1997




Mr. John Fitzgerald
29 Long Lots Road
Westport, Connecticut  06880

Dear John:

                  This letter sets forth our agreement on matters relating to your employment with Telephone Access, Inc., a Delaware corporation doing business under the name TelAc (the "Company"), as its President and Chief Executive Officer and your service as a Director of the Company.

                  1. You (the "CEO") shall be employed by the Company as President and Chief Executive Officer of the Company for an initial term of four
(4) years, commencing on April 1, 1997 (the "Effective Date"), unless sooner terminated by you or the Company as provided herein. This Agreement shall be automatically renewed for successive one (1) year terms upon the expiration of the initial term of this Agreement, or any renewal term of this Agreement, unless either the Company or the CEO gives the other party at least six (6) months written notice prior to the scheduled expiration of the initial term of this Agreement, or any renewal term of this Agreement, that such party does not intend to renew the Agreement. As President and Chief Executive Officer of the Company, the CEO shall have such responsibilities and perform such duties as set forth in Exhibit A hereto and such other duties and responsibilities appropriate to such position as shall be assigned to the CEO by the Board of Directors of the Company. The CEO shall report to the Board of Directors of the Company. The CEO shall devote all his working time and efforts to the business of the Company. The CEO represents that the CEO is not bound by the provisions of any non-competition, confidentiality or similar agreement not heretofore disclosed by the CEO in writing to the Company. It is our intention that your service as Director of the Company will commence at the first meeting of the Board of Directors after the Effective Date.

                  2. The CEO's salary shall be at a rate per annum of $250,000, payable in accordance with the normal payroll practices of the Company (the "Base Salary"); provided, however, that the Base Salary shall be increased to $300,000 per annum upon the occurrence of a Successful IPO (as hereinafter defined). In



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addition, the CEO may be entitled to receive merit increases in salary during the term hereof in amounts and at such times as shall be determined by the Board of Directors of the Company in its sole discretion. In addition to the CEO's salary, the CEO shall be entitled to payments pursuant to an annual bonus program. Under the bonus program, the CEO shall have an annual bonus opportunity of up to fifty (50%) percent of the Base Salary at the then current rate in effect (the "Bonus"). The bonus program shall be apportioned as follows: (i) sixty (60%) percent based upon the achievement of quantitative goals and (ii) forty (40%) percent based upon the achievement of qualitative goals, in each case, to be mutually agreed upon between the CEO and the Company for the first year within ninety (90) days of the Effective Date. Bonus goals for years after the first year shall be mutually agreed upon by the CEO and the Compensation Committee of the Company prior to January 31 of the applicable year.

                  Except as otherwise provided herein, the CEO must continue in the employment of the Company through the end of the applicable year in order to be entitled to a bonus for such year. The bonus for 1997 shall be prorated based on the portion of the year during which the CEO was employed by the Company (i.e., 9/12 of a full bonus). The bonus award shall be paid in cash, not later than two weeks following the completion of the annual audit of the Company by the Company's independent accountants for the applicable year.

                  For the purposes hereof, a "Successful IPO" shall mean the closing of the initial sale by the Company to the public through an underwritten public offering of shares of common stock, $.01 par value ("Common Stock"), of the Company, pursuant to a registration statement (the "Registration Statement") filed under the Securities Act of 1933 (the "Securities Act"), as amended, other than a registration statement covering securities of the Company to be issued pursuant to an employee benefit plan.

                  3. In the event that the CEO is employed by the Company pursuant to this Agreement on the date the Registration Statement has been declared effective, the Company shall cause to be granted to the CEO on the date of the effectiveness of such Registration Statement, fully vested options to purchase 50,000 shares of Common Stock of the Company at an exercise price per share equal to the initial public offering price of the Common Stock in connection with the Successful IPO (the "Options"). The Options shall be exercisable by the CEO any time within ten (10) years from the date of grant thereof; provided, however, that the Options may not be exercised after the CEO has ceased to be in the employ of the Company, except in the following circumstances:

                              (i)   If the CEO's employment is terminated
         by action of the Company, or by reason of disability or




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         retirement under any retirement plan maintained by the Company, the
         Options may be exercised by the CEO within three months after such termination, but only as to any shares exercisable on the date the CEO's employment so terminates;

                             (ii) In the event of the death of the CEO during the three month period after termination of employment covered by (i) above, the person or persons to whom his rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of his death to exercise any Options which were exercisable by the CEO at the time of his death; and

                            (iii) In the event of the death of the CEO while employed, the Options shall thereupon become exercisable in full, and the person or persons to whom the CEO's rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of the CEO's death to exercise such Options.

                  4. The CEO shall be entitled to participate in the employee benefit plans and programs offered by the Company from time to time applicable to executives of the Company, including group insurance plans, subject to the provisions of such plans and programs from time to time in effect. The CEO shall be entitled to three weeks vacation per year, to accrue and to be taken in accordance with Company policy. In addition, the CEO shall be entitled to receive a car allowance of $700 per month plus reimbursement for gasoline, tolls and parking in connection with business related travel upon the presentation of proper accounts therefor in accordance with the Company's policies.

                  5. (a) In the event the Board of Directors determines that the CEO is required to relocate his personal residence to carry out the CEO's duties hereunder (a "Relocation"), the Company shall reimburse the CEO for the following moving expenses: (i) a brokerage commission at the standard rate prevailing in Westport, Connecticut incurred by the CEO in connection with the sale of the CEO's current residence, (ii) the travel and lodging expenses associated with ten (10) trips to the business location where the CEO is to be relocated (provided that such location is one hundred (100) miles or more from the CEO's current residence) incurred by the CEO's spouse to look for a new personal residence, (iii) any mortgage points paid by the CEO in connection with the purchase of a new personal residence resulting from such Relocation, (iv) the expenses associated with transportation of the CEO's personal belongings from the CEO's current residence to the CEO's new personal residence, (v) any closing costs incurred in connection with the purchase of the CEO's personal residence resulting from such Relocation, and (vi) any other identifiable miscellaneous




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Relocation costs not to exceed $5,000 upon the presentation of proper accounts therefor. In the event of a Relocation, the Company shall pay directly or reimburse the CEO for club dues for one country club in the vicinity of the CEO's new personal residence in such reasonable amount as shall be approved by the Company in advance on an annual basis. At the CEO's request, the Company shall advance to the CEO up to $75,000 for a club membership deposit, such advance to be refunded by the CEO (i) if the CEO resigns his employment with the Company less than two (2) years from the date of any Relocation, or (ii) in the event that such amount for a club membership deposit is refunded to the CEO from the country club at any time.

                           (b)  During the term of this Agreement and prior
to a Relocation, the Company shall reimburse the CEO for the reasonable and necessary out-of-pocket costs incurred by the CEO in connection with his living accommodations in the vicinity of his principal office. In the event that the Company determines that the CEO should rent an apartment, the Company shall provide the CEO with an apartment for the CEO in the vicinity of his principal office and shall reimburse him for his reasonable rental expenses. The Company shall reimburse the CEO for all of the expenses set forth in this paragraph 5 upon the presentation of proper receipts therefor in accordance with the Company's policies.

                  6. The CEO agrees that the CEO shall not, at any time, use any Confidential Information (as hereinafter defined) except in the regular course of the CEO's employment hereunder, or disclose any Confidential Information to any person or entity other than an employee or professional adviser of the Company. "Confidential Information" means any information of a confidential or proprietary nature relating to the business of the Company and its clients; provided, however, that Confidential Information shall not include information which (i) becomes generally available to the public other than as a result of an unauthorized disclosure by the CEO, (ii) was available to the CEO on a non-confidential basis prior to the CEO's employment with the Company or (iii) becomes available to the CEO on a non-confidential basis from a source other than the Company or any of its affiliates, provided that such source is not bound by a confidentiality agreement with the Company.

                  7. The CEO agrees that the CEO shall not, during the period of the CEO's employment, and for a period of eighteen (18) months (the "Section 7 Period") following termination of the CEO's employment, whether by the CEO or by the Company, (a) engage, whether as principal, agent, investor (except as an owner of less than a 5% interest in a publicly held company), distributor, representative, stockholder, employee, consultant, volunteer or otherwise, with or without pay, in any activity or business venture anywhere in the United States which is directly



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competitive with the business of the Company or any other member of the Company
Group (as hereinafter defined) of providing telemarketing and ethnic marketing services, including ethnic advertising and ethnic direct marketing, and related activities, (b) solicit or entice or endeavor to solicit or entice away from the Company any person who was or is at the time of solicitation an employee of the Company, either for the CEO's own account or for any individual, firm or corporation, whether or not such person would commit any breach of his contract of employment by reason of leaving the service of the Company, (c) employ, directly or indirectly, any person who was an employee of the Company at the date of termination of the CEO's employment or within six (6) months prior to such date of termination, or (d) solicit or entice or endeavor to solicit or entice away from the Company (i) any client or customer of the Company or (ii) any corporation, individual or firm with which the Company is, or has been during the last six (6) months of the CEO's employment with the Company, in active negotiations in connection with becoming a client, customer, acquisition candidate, vendor, supplier or joint venture partner of the Company, either for the CEO's own account or for any individual, firm or corporation.

                  For purposes hereof, "Company Group" shall mean, collectively, the Company and its subsidiaries, affiliates and parent entities operating from time to time in the same lines of business for which the CEO has been responsible for.

                  8. In the event of a breach or threatened breach by the CEO of any of the provisions of Paragraphs 6 or 7 of this Agreement, the CEO hereby consents and agrees that the Company shall be entitled to an injunction or similar equitable relief from any court of competent jurisdiction restraining the CEO from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the CEO under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have.

                  9. (a) Upon the CEO's death, the Company will pay the CEO's estate or other legal representative the (i) CEO's salary accrued to the date of death and not theretofore paid to the CEO and (ii) 100% of the CEO's bonus opportunity for the year of death, prorated through the date of death. The rights and benefits of the CEO's estate or other legal representative under the benefit plans and programs of the Company shall be determined by reference to the provisions of such plans and programs of the Company at the time in effect. The estate or other legal representative of the CEO and the Company shall have no further rights or obligations under this Agreement.



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                           (b)      If the CEO shall become incapacitated
by reason of sickness, accident or other physical or mental disability and shall for a period of sixty (60) consecutive days be unable to materially perform his duties hereunder, with reasonable accommodation, the employment of the CEO hereunder may be terminated by the Company upon thirty (30) days' (the "Notice Period") notice to the CEO; provided, however, that the CEO's employment by the Company shall not be terminated pursuant to this Paragraph 9(b) if the CEO returns to work and is able to materially perform his duties hereunder during the Notice Period. In the event of such termination, the Company shall pay the CEO his salary (at the annual rate then in effect) accrued to the effective date of such termination and not theretofore paid to the CEO. The CEO's rights under the benefit plans and programs of the Company shall be determined by reference to the provisions of such plans and programs at the time in effect. In the event of such termination, neither the CEO nor the Company shall have any further rights or obligations under this Agreement, except as set forth in Paragraphs 6, 7 and 8.

                           (c)      The employment of the CEO hereunder may be
terminated by the Company at any time during the term of this Agreement for Cause (as hereinafter defined). In the event of such termination, the Company shall pay to the CEO his salary (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid to the CEO, and, after the satisfaction of any claim of the Company against the CEO arising as a direct and proximate result of such Cause, neither the CEO nor the Company shall have any further rights or obligations under this Agreement, except as provided in Paragraphs 6, 7 and 8. Rights and benefits of the CEO under the benefit plans and programs of the Company will be determined in accordance with the terms and provisions of such plans and programs. For purposes hereof, "Cause" shall mean
(i) a material breach of any of the CEO's material obligations hereunder, (ii) that the CEO, in carrying out his duties hereunder, has been guilty of (A) willful or gross neglect or (B) willful or gross misconduct, resulting in either case in material harm to any member of the Company Group (as hereinafter defined); or (iii) that the CEO has been convicted of (A) a felony or (B) any offense involving moral turpitude. In the event of an occurrence of an event constituting Cause under this Paragraph 9(c), the CEO shall be given written notice by the Company that it intends to terminate the CEO's employment for Cause under this Paragraph 9(c), which written notice shall specify in detail the act or acts upon the basis of which the Company intends so to terminate the CEO's employment. If the basis for such written notice is an act or acts described in clause (i) above and not involving moral turpitude, the CEO shall be given fourteen (14) days to cease or correct the performance (or nonperformance) giving rise to such written notice and, upon failure of the CEO within such fourteen (14) days to cease or correct such performance (or



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nonperformance), the CEO's employment by the Company shall
automatically be terminated hereunder for Cause.

                           (d)  The Company may terminate the CEO's
employment at any time for whatever reason it deems appropriate; provided, however, that in the event that such termination is not pursuant to Paragraphs 9(a), 9(b) or 9(c), the Company shall pay to the CEO (i) severance pay in the form of salary continuation (at the annual rate then in effect) until (the "Severance Period") the expiration of a period of twelve (12) months beginning on the date of termination of employment hereunder, (ii) 100% of the CEO's bonus opportunity for the year of termination, prorated through the date of termination, (iii) health and medical insurance coverage through the end of the Severance Period, and (iv) the car allowance set forth in Paragraph 4 of this Agreement if, and only if, the CEO informs the Company that he is forced to dispose of his work related automobile after such termination until the earlier to occur of the disposition of the automobile or three months after the date of termination. In addition, in the event of termination hereunder, the Shares (as defined in the Stockholders Agreement by and between the CEO and the Company dated the date hereof (the "Stockholders Agreement")), shall continue to vest during the Severance Period to the extent provided in Section 5(d) of the Stockholders Agreement. The CEO's rights and benefits under the benefit plans and programs shall be determined by reference to the provisions of such plans and programs at the time in effect. In the event of such termination, neither the CEO nor the Company shall have any further rights or obligations under this Agreement, except as set forth in Paragraphs 6, 7 and 8. An election by the Company not to renew this Agreement made in accordance with the second sentence of Paragraph 1 shall not be treated as a termination pursuant to this Paragraph 9(d).

                           (e)     In the event of a reorganization or merger of
the Company with or into TLM Holdings Corp., a Delaware corporation, which is in the business of providing healthcare teleservices, which results in the CEO no longer being the Chief Executive Officer of the surviving or resulting company, then the CEO shall be entitled to terminate this Agreement. Upon such termination, the Company shall pay to the CEO (i) severance pay in the form of salary continuation (at the annual rate then in effect), until the expiration of a period of twelve (12) months beginning on the date of termination of employment hereunder, (ii) 100% of the CEO's bonus opportunity for the year of termination, prorated through the date of termination, (iii) health and medical insurance coverage through the end of the Severance Period, and (iv) the car allowance set forth in Paragraph 4 of this Agreement if, and only if, the CEO informs the Company he is forced to dispose of his work related automobile after such termination until the earlier to occur of the disposition of the automobile or three months after the date



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of termination. The CEO's rights and benefits under the benefit plans and programs of the Company shall be determined by reference to the provisions of such plans and programs at the time in effect. In the event of such termination, neither the CEO nor the Company shall have any further rights or obligations under this Agreement, except as set forth in Paragraphs 6, 7 and 8.

                  10. This Agreement contains all the understandings and representations between the CEO and the Company pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or written, if any there be, previously entered into by the CEO and the Company with respect thereto.

                  11. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the CEO and by a duly authorized representative of the Company.

                  12. Any notice to be given hereunder shall be in writing and delivered personally or sent by certified mail, return receipt requested, addressed to the party concerned at the address indicated below or at such other address as such party may subsequently designate by like notice:

                  If to the Company:

                           Telephone Access, Inc.
                           1018 West Ninth Avenue
                           King of Prussia, Pennsylvania  19406
                           Attention: Chairman of the Board

                  If to the CEO:

                           Mr. John Fitzgerald
                           29 Long Lots Road
                           Westport, Connecticut 06880

                  13. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the CEO shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

                  14. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania applicable in the case of agreements made and entirely performed in such Commonwealth.

                  15. Any controversy or claim arising out of or relating to this Agreement, or any breach hereof, shall, except as provided in Paragraph 8 hereof, be settled by arbitration in



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accordance with the rules of the American Arbitration Association then in effect and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration award shall include an award of attorneys' fees to the prevailing party. The arbitration shall be held in the Philadelphia, Pennsylvania metropolitan area.

                  If the foregoing accurately sets forth our agreement, please indicate the CEO's acceptance hereof on the enclosed counterpart of this letter and return such counterpart to the Company.

                                                     Very truly yours,

                                                     TELEPHONE ACCESS, INC.



                                                By  /s/ Stephen F. Nagy
                                                 _____________________________
                                                       Name:   Stephen F. Nagy
                                                  Title:  Chairman of the Board


Accepted:


  /s/    John Fitzgerald
  ----------------------
         John Fitzgerald





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